                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          IWERKS ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                          IWERKS ENTERTAINMENT, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD NOVEMBER 15, 1996

TO THE STOCKHOLDERS:

  Notice is hereby given that the 1996 Annual Meeting of Stockholders of IWERKS Entertainment, Inc. (the "Company") will be held at the Company's principal executive offices at 4540 West Valerio Street, Burbank, California 91505, on November 15, 1996, at 10:00 a.m., Los Angeles time, for the following purposes:

    1. To elect two Class I directors to each hold office for three years and until their respective successors are elected; and

    2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

  Only holders of record of the Common Stock of the Company at the close of business on October 11, 1996 are entitled to notice of and to vote at the Annual Meeting and adjournment(s) thereof.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.


                                          /s/ William J. Battison

                                          William J. Battison III
                                          Secretary

Burbank, CA 91505
October 18, 1996

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          IWERKS ENTERTAINMENT, INC.
                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD NOVEMBER 15, 1996

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IWERKS Entertainment, Inc., a Delaware corporation, (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held at the Company's principal executive offices at 4540 West Valerio Street, Los Angeles, California 91505, at 10:00 a.m., Los Angeles time, on November 15, 1996 and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

  All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

  The close of business on October 11, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, 11,660,417 shares of the Company's Common Stock, par value $.001 per share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. At the record date, the Company had approximately 395 stockholders of record. The Company is informed and believes that there are approximately 5,300 beneficial holders of the Company's Common Stock. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date (each a "Share") on all matters to be considered at the Annual Meeting. Abstentions and shares held by brokers that are prohibited from exercising discretionary authority will be counted as present for the purposes of determining if a quorum is present.

  The Company's principal executive offices are located at 4540 West Valerio Street, Burbank, California 91505-1046 and its telephone number is (818) 841-7766. This Proxy Statement and the accompanying Proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about October 18, 1996.

                         ELECTION OF CLASS I DIRECTORS

  In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of the stockholders of the Company, directors constituting one class are elected for three-year terms. The by-laws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine members as determined from time to time by the Board of Directors. The Board of Directors currently consists of two Class I Directors, who will each stand for reelection at the 1996 Annual Meeting of Stockholders, two Class II Directors, with terms expiring in 1998, and two Class III Directors, with terms expiring in 1997. At the 1996 Annual Meeting, two Class I Directors will be elected for terms expiring at the 1999 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If either nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. The Company has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW

  The Board of Directors proposes the election of the following nominees as Class I Directors:

                               Donald W. Iwerks
                                 Gary J. Matus

  If elected, each nominee is expected to serve until the 1999 Annual Meeting of Stockholders. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of the Class I Directors, is required for the election of each of the above named nominees.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

  The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of September 30, 1996:

                                                                     YEAR TERM
       NAME                AGE         PRINCIPAL OCCUPATION           EXPIRES
       ----                ---         --------------------          ---------
 NOMINEES:
 Donald W. Iwerks          66  Co-Founder of the Company; Vice         1996
                                Chairman of the Board
 Gary J. Matus             49  Executive Vice President, Bank of       1996
                                America NT&SA
 CONTINUING DIRECTORS:
 Paula T. Douglass         43  Co-Chairman of the Board of the         1997
                                Company; Director, EQUUS Capital
                                Management Corp. and EQUUS
                                Corporation International
 Roy A. Wright             53  Co-Chairman of the Board; Chief         1997
                                Executive Officer and President of
                                the Company
 Dag Tellefsen             53  Principal, Glenwood Ventures            1998
 Terry E. Van Gorder       63  Chief Executive Officer and             1998
                                President, Knott's Berry Farm
 OTHER EXECUTIVE OFFICERS:
 William J. Battison III   46  Executive Vice President of Sales
                                and Marketing; Secretary
 Bruce C. Hinckley         49  Executive Vice President and Chief
                                Financial Officer

  The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

  Donald W. Iwerks is a co-founder of the Company and has been a director since the Company's inception. Mr. Iwerks served as Chief Technical Officer of the Company until his retirement in December 1995. From 1950 to 1985, Mr. Iwerks was employed by the Wait Disney Studios, where from 1965 to 1985 he was head of the Technical Engineering and Manufacturing Division, which was responsible for the design and manufacture of all film projection systems used in the Disney theme parks.

  Gary J. Matus has been a director of the Company since July 1996. Mr. Matus is an Executive Vice President of the Bank of America NT&SA, and has been responsible for the bank's marketing operations since 1994. From 1990 to 1994, Mr. Matus was responsible for the bank's Entertainment and Media Business in Corporate Banking.

  Paula T. Douglass has been a director of the Company since January 1995, served as its Chairman of the Board from November 1995 through March 1996 and thereafter as its Co-Chairman. Since 1980 Ms. Douglass has been a director of Equus Corporation International, a privately held, Houston, Texas based diversified holding company; and since 1992 she has been a director of Equus Capital Management Corporation, a privately held, Houston, Texas based investment advisor firm. Between 1992 and 1994, Ms. Douglass served as a consultant on economic and tourism development for the City of Nassau Bay, Texas. She was an Adjunct Professor at the University of Houston Law School from 1990-1991. During 1989 and 1990, Ms. Douglass practiced law at the Houston, Texas office of Fulbright & Jaworski.

  Roy A. Wright joined the Company as its Chief Operating Officer in December 1994 and was named Chief Executive Officer and President of the Company in July 1995. He has served as a director of the Company since May 1995 and Co-Chairman of the Board since March 1996. Prior to joining the Company and since June 1993, Mr. Wright provided senior level management and consulting services to a variety of companies. From April 1992 to May 1993, Mr. Wright served as President and Chief Executive Officer of RDI Computer Corporation, a manufacturer of portable SPARC computer workstations. From July 1989 to December 1991, Mr. Wright served as Chief Executive Officer of Unison Technologies, Inc.

  Dag Tellefsen has been a director of the Company since March 1993. Mr. Tellefsen has been a principal of Glenwood Ventures, a Northern California venture capital firm since 1982. Mr. Tellefsen also serves as a director of ARIX Corp., KLA Instruments and Octel Communications, Inc.

  Terry E. Van Gorder has been a director of the Company since July 1996. Since 1981, Mr. Van Gorder has served as the Chief Executive Officer and President of Knott's Berry Farm, a theme park and food services company.

  William J. Battison III joined the Company in January 1995, and currently serves as its Executive Vice President of Marketing and Sales and Secretary. From 1992 to 1995, Mr. Battison served as the Chief Executive Officer of Market Share Data Systems, a software development company. Between 1985 and 1992, Mr. Battison served as President, Chief Financial Officer and as a director of Westwood One, Inc., the owner of a nationwide radio network. In connection with the settlement of a Securities and Exchange Commission investigation of certain alleged violations of the federal securities laws which occurred while Mr. Battison was employed by Westwood One, Inc., Mr. Battison, without admitting or denying the Commission's findings, consented to the issuance of a cease and desist order.

  Bruce C. Hinckley joined the Company in September 1996 as its Executive Vice President and Chief Financial Officer. Between September 1995 and when he joined the Company he was a financial consultant. Between November 1985 until September 1995 he was the Vice President, Controller and Chief Accounting Officer of Caesars World, Inc., a casino and hotel company. He is a certified public accountant.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held a total of 11 meetings during the fiscal year ended June 30, 1996. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended June 30, 1995, each director attended at least 75% of the meetings of the Board of Directors held while he or she was a director and of the Committees of the Board of Directors on which he or she served.

  The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Company's various stock incentive plans. See "Report of Compensation Committee" attached hereto as Annex "A." The Nominating Committee is responsible for proposing potential candidates for the Company's Board of Directors. Currently, the members of the Audit Committee are Mr. Matus and Ms. Douglass, the members of the Compensation Committee are Messrs. Tellefsen and Van Gorder and the members of the Nominating Committee are Messrs. Iwerks and Tellefsen. During fiscal 1996, the Compensation Committee consisted of Mr. Tellefsen.

COMPENSATION OF DIRECTORS

  Each director who is not an officer of or otherwise employed by the Company as either an employee or as a consultant (each an "Outside Director") receives a non-qualified option to purchase 10,000 shares of Common Stock on the date that such Outside Director attends his or her first meeting of the Board of Directors. Each Outside Director is also entitled to receive annual grants on the date of the Company's Annual Meeting of Stockholders of non-qualified options to purchase additional shares of Common Stock. The number of shares which are subject to each such annual grant is determined by dividing $50,000 by the fair market value of the Common Stock on the date of such grant. All of the above-described options vest over four years. In addition, each Outside Director receives an annual retainer fee of $8,000, which fee is paid quarterly. Further, each Outside Director is entitled to receive an additional fee for meetings actually attended. In addition, Ms. Douglass received $5,000 and an option to purchase 10,000 shares of Common Stock for $5.125 per share in connection with her services on a committee of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Mr. Tellefsen served as the sole member of the Compensation Committee during the last fiscal year. Mr. Tellefsen is not, and has never been, an officer or employee of the Company.

REPORT OF COMPENSATION COMMITTEE

  The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended June 30, 1996, is attached to this Proxy Statement as Annex "A."

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers (including three former executive officers) whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                 ANNUAL COMPENSATION           COMPENSATION
                         -----------------------------------  --------------
 NAME AND PRINCIPAL                             OTHER ANNUAL   STOCK OPTION   ALL OTHER
 POSITION                YEAR  SALARY   BONUS   COMPENSATION    AWARDS(1)    COMPENSATION
 ------------------      ---- -------- -------- ------------  -------------- ------------
Roy A. Wright(2)........ 1996 $200,000 $200,000   $18,822(3)  300,000 shares   $  3,090(4)
 Chief Executive Officer 1995   10,492   33,000       --      210,000 shares      3,030(4)
 and President           1994      --       --        --            --              --
William J. Battison
 III(5)................. 1996  150,000  140,000       --      150,000 shares        --
 Executive Vice          1995   75,115      --     60,000     111,500 shares        --
 President of Sales      1994      --       --        --            --              --
 and Marketing
Donald W. Iwerks(6)..... 1996   31,250   40,000       --            --          206,753(4)(7)
 Former Executive        1995  125,000      --        --            --            7,708(4)
 Officer                 1994  126,731      --        --       20,000 shares      8,028(4)

Francis T. Phalen(8).... 1996  150,000  120,000     8,655(9)  100,000 shares    120,500(4)(7)
 Former Executive        1995    8,654      --        --      100,000 shares        --
 Officer                 1994      --       --        --            --              --

W. Thomas Gimple(10).... 1996   93,748   60,000       --            --           23,654(7)
 Former Executive        1995  120,000      --        --            --              --
 Officer                 1994   95,742      --        --       10,000 shares        --

--------
 (1) All numbers reflect the number of shares of Common Stock subject to options granted during the fiscal year.

 (2) Mr. Wright joined the Company as Chief Operating Officer in December 1994. Mr. Wright was appointed Chief Executive Officer and President of the Company effective July 1, 1995.

 (3) Represents a stipend to defray a portion of Mr. Wright's commuting expense.

 (4) Represents the dollar value of term life insurance premiums paid by the Company.

 (5) Mr. Battison provided consulting services in early fiscal 1995 and then joined the Company as an officer in January 1995.

 (6) Mr. Iwerks resigned as Chief Technical Officer of the Company effective as of December 31, 1995. Mr. Iwerks currently serves on the Company's Board of Directors. Mr. Iwerks continues to provide technical consulting services to the Company.

 (7) Includes severance payments made by the Company.

 (8) Mr. Phalen joined the Company in June 1995. Mr. Phalen resigned as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company effective as of June 7, 1996.

 (9) Represents consulting fees paid for services rendered from June 8, 1996 to June 30, 1996.

(10) Mr. Gimple resigned as the Company's Executive Vice President of Operations effective January 3, 1996.

OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1996 to the executive officers named in the Summary Compensation Table ("Named Executive Officers").

                       OPTION GRANTS IN LAST FISCAL YEAR




                                          INDIVIDUAL GRANTS
                          ------------------------------------------------- POTENTIAL REALIZABLE VALUE
                                       PERCENT OF                             AT ASSUMED ANNUAL RATES
                                     TOTAL OPTIONS                          OF STOCK PRICE APPRECIATION
                          NUMBER OF    GRANTED TO   EXERCISE OR                 FOR OPTION TERM(1)
                           OPTIONS    EMPLOYEES IN   BASE PRICE  EXPIRATION ---------------------------
NAME                      GRANTED(2) FISCAL YEAR(3) PER SHARE(4)    DATE         5%           10%
----                      ---------- -------------- ------------ ---------- ------------ ---------------
Roy A. Wright...........   300,000       35.67%        $5.00      10/29/05  $    943,342 $    2,390,614
William J. Battison III.   150,000       17.84          5.00      10/29/05       471,671      1,195,307
Donald W. Iwerks(5).....       --          --            --          --              --             --
Francis T. Phalen(6)....   100,000       11.89          5.00       2/5/97        314,447        796,871
W. Thomas Gimple(7).....       --          --            --          --              --             --

--------
(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) Each of the option grants set forth on this chart are exercisable with respect to one-fourth (1/4) of the total shares of such grant, rounded up to the nearest whole share, on the first anniversary of the date of grant, and thereafter exercisable with respect to one-forty-eighth (1/48) of the total shares, rounded up to the nearest whole share, on the first day of each month until all shares have become exercisable. The options may, at the discretion of the Administrator, become immediately exercisable upon certain change of control events. All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of 841,011 shares were granted to eligible employees during the fiscal year ended June 30, 1996.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) Mr. Iwerks resigned as the Chief Technical Officer of the Company effective as of December 31, 1995. Mr. Iwerks currently serves on the Company's Board of Directors.

(6) Mr. Phalen resigned as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company effective as of June 7, 1996. As a result of his termination, 70,834 of the options granted to him in fiscal 1996 will terminate and not be exercisable.

(7) Mr. Gimple resigned as the Company's Executive Vice President of Operations effective January 3, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS

  The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1996, and the value of options held at fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES(1)

                                                       NUMBER OF         VALUE OF ALL UNEXERCISED
                                                  UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            SHARES                AT FISCAL YEAR-END       AT FISCAL YEAR END(1)
                           ACQUIRED    VALUE   ------------------------- -------------------------
NAME                      ON EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                      ----------- -------- ------------------------- -------------------------
Roy A. Wright...........       --        --         75,833/434,167          $418,436/$2,227,814
William J. Battison III.       --        --         46,916/214,584          $240,674/$1,078,389
Donald P. Iwerks(2).....       --        --         20,000/0                 $57,500/$0
Francis T. Phalen(3)....       --        --         25,000/175,000          $156,250/$956,250
W. Thomas Gimple(4).....       --        --          3,889/0                 $11,181/$0

--------
(1) Based upon the last reported sale price of the Common Stock on NASDAQ National Market System on June 30, 1996.

(2) Mr. Iwerks resigned as the Chief Technical Officer of the Company effective as of December 31, 1995. Mr. Iwerks currently serves on the Company's Board of Directors.

(3) Mr. Phalen resigned as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company effective as of June 7, 1996.

(4) Mr. Gimple resigned as the Company's Executive Vice President of Operations effective January 3, 1996.

CERTAIN TRANSACTIONS WITH MANAGEMENT

  Donald W. Iwerks, the Company's Chief Technical Officer, retired from full time employment with the Company effective December 31, 1995. At that time, Mr. Iwerks was 65 years of age. In this connection, Mr. Iwerks and the Company entered into a Severance Agreement and General Release (the "Agreement"), dated as of June 30, 1995. The Agreement provides that the Company will provide Mr. Iwerks upon his resignation with, among other things, (a) $200,000 in severance payments in full satisfaction of all of the Company's obligations to Mr. Iwerks, and (b) effective upon the date of Mr. Iwerks resignation, the full vesting of all stock options then held by Mr. Iwerks and the extension of the exercise date of such options until December 31, 1996. The Agreement also obligates the Company, during the eighteen-month period commencing on July 1, 1995, to purchase or arrange for the purchase of up to $250,000 of the Company's Common Stock held by Mr. Iwerks. As of September 30, 1996, Mr. Iwerks had not exercised any portion of this option. Pursuant to the Agreement, Mr. Iwerks has provided the Company with a full release of all claims he may have against it arising from his current and prior affiliation with the Company.

  The Company and W. Thomas Gimple, the former Executive Vice President of Operations of the Company, are parties to that certain Severance Agreement and General Release (the "Severance Agreement"), dated as of December 18, 1995, which provides for, among other things, (a) a $23,654 severance payment to Mr. Gimple in full satisfaction of all of the Company's obligations to Mr. Gimple,
(b) the full vesting of all stock under that certain Stock Acquisition Agreement, dated as of June 20, 1995, by and between the Company and Mr. Gimple, and (c) the extension of the exercise date of certain options granted to Mr. Gimple under the Company's stock option plans until December 18, 1996. Pursuant to the Severance Agreement, Mr. Gimple has provided the Company with a full release of all claims he may have against it arising from his current and prior affiliation with the Company.

  The Company and Francis T. Phalen, the former Executive Vice President and Chief Financial Officer of the Company, are parties to that certain Severance Agreement and General Release (the "Severance Agreement"), dated as of June 7, 1996, which provides for, among other things, (a) a $118,000 severance payment to Mr. Phalen in full satisfaction of all of the Company's obligations to Mr. Phalen and (b) the extension of the exercise date of certain options granted to Mr. Phalen under the Company's stock option plans until such time as he ceases to provide certain consulting services to the Company. On June 10, 1996, the Company and Mr. Phalen entered into a five month consulting agreement pursuant to which Mr. Phalen will provide the Company, on an hourly basis, with certain consulting services. Under the terms of the consulting agreement Mr. Phalen's compensation may not exceed $2,885 per week.

  Paula T. Douglass, a Director of the Company, and the Company are parties to that certain Settlement Agreement and Release, dated April 30, 1996 (the "Agreement"), which provides for: (a) the payment of $65,000 to Ms. Douglass for services rendered as Chairman of the Board, (b) the grant of an option (the "Option") to purchase 14,185 shares of the Common Stock of the Company for an exercise price of $5.875 (the fair market value of the Common Stock of the Company on November 14, 1995, the date the Board of Directors appointed Ms. Douglass Chairman of the Board), and (c) a "success fee" payable in the event that the Company successfully consummates a business opportunity with a third party introduced to the Company by Ms. Douglass. The amount of any success fee shall equal 5% of the sales price, in the case of a sale of equipment, and, with respect to other transactions, will be negotiated on a case by case basis. As part of the Agreement, Ms. Douglass released the Company of any claims she may have arising out of her appointment as Chairman of the Board of the Company. Following March 1996, Ms. Douglass continues to serve as Co-Chairman of the Board of Directors of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 1996, all relevant Section 16(a) filing requirements were complied with, except that Mr. Fred Hollingsworth, III, a former director of the Company, filed a report on Form 5 relating to transactions involving the sale of 120,000 shares of Common Stock that should have been earlier disclosed on a Form 4, and Mr. W. Thomas Gimple, a former executive officer of the Company, filed a report on Form 5 relating to the sale of 315,000 shares of Common Stock that should have been earlier disclosed on a Form 4. The Company is aware of no other failures to file required forms.

                            PRIOR PERFORMANCE GRAPH

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's. Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Miscellaneous Amusement and Recreation Services Index for the period commencing July 1, 1991 and ending on June 30, 1996. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filled" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
               PERFORMANCE GRAPH FOR IWERKS ENTERTAINMENT, INC.

                                    LEGEND

CRSP Total Returns Index for:               06/28/91  06/30/92  06/30/93  06/30/94  06/30/95  06/28/96
----------------------------                --------  --------  --------  --------  --------  --------
IWERKS Entertainment Inc.                                                   19.8      11.9       29.5
Nasdaq Stock Market (US Companies)            60.5      72.7      91.5      92.3     123.3      158.3
NASDAQ Stocks (SIC 7990-7999 US Companies)    32.7      37.9      96.1      56.7      51.6       44.8
Miscellaneous Amusement and Recreation
Services

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividents.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.   The index level for all series was set to $100.0 on 10/19/93.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth as of October 11, 1996 certain information relating to the ownership of the Company Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's Named Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o Iwerks Entertainment, Inc., 4540 West Valerio St., Burbank, CA 91505.

                                                                       PERCENT
                                                             NUMBER OF OF CLASS
         NAME AND ADDRESS                                     SHARES    OWNED
         ----------------                                    --------- --------
   Roy A. Wright(1).........................................   198,958   1.6%
   William J. Battison III(2)...............................   135,041   1.1
   Donald W. Iwerks (3)..................................... 1,058,060   9.0
   Francis T. Phalen(4).....................................    92,416     *
    19620 Superior Street
    Northridge, CA 91324
   W. Thomas Gimple(5)......................................     3,889     *
    1806 Beryl Lane
    Newport Beach, CA 92660
   Gary J. Matus............................................       --      *
   Paula T. Douglass(6).....................................    30,895     *
   Dag Tellefsen(7).........................................     9,719     *
   Terry E. Van Gorder......................................       --      *
   Heartland Advisors, Inc.(8).............................. 1,000,000   8.5
    790 North Milwaukee Street
    Milwaukee, WI 53202
   Vanguard Explorer Fund(8)................................   600,000   5.1
    P.O. Box 1100
    Valley Forge, PA 19482
   Itochu Corporation(9)....................................   687,222   5.8
    S-1 Kita-Aoyama, 2 Chrome
    Minalo-Ku, Tokyo 107-77
   All executive officers and directors as a group (8
    persons)(10)............................................ 1,432,673   9.1

--------
 *   Less than one percent.

 (1) Includes 178,958 shares of Common stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996.

 (2) Includes 100,041 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996.

 (3) Includes 20,000 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996. Also includes 1,038,060 shares of Common Stock held by the Donald and Betty Iwerks 1995 Family Trust. Mr. Iwerks resigned as Chief Technical Officer of the Company effective as of December 31, 1995. Mr. Iwerks currently serves on the Company's Board of Directors.

 (4) Includes 60,416 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996. Mr. Phalen resigned as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company effective as of June 7, 1996. Mr. Phalen currently serves as consultant to the Company.

 (5) Includes 3,889 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996. Mr. Gimple resigned as Executive Vice President of Operations effective as of January 3, 1996.

 (6) Includes 30,895 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996.

 (7) Includes 9,719 shares of Common Stock underlying options which were exercisable on or which will become exercisable on October 11, 1996. Does not include 530,031 shares of Common Stock owned by Meriken Nominees Limited as nominee for Glenwood Ventures, for which Mr. Tellefsen disclaims beneficial interest. Mr. Tellefsen is a principal of Glenwood Ventures.

 (8) Based solely on information contained in a report prepared by Vickers Stock Research Corporation, dated October 4, 1996.

 (9) Based solely on information contained in a Schedule 13G dated February 13, 1995, filed with the United States Securities and Exchange Commission (the "Commission") on February 14, 1995.

(10) Includes 339,613 shares of Common Stock underlying options which were exercisable on or which will become exercisable within 60 days of October 11, 1996. Does not include shares owned by Messrs. Phalen and Gimple.

                           PROPOSALS OF STOCKHOLDERS

  The Company's Bylaws provide that in order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and the form of proxy to be used in connection with an Annual Meeting of Stockholders, such proposal must be received by the Company not less than 120 calendar days in advance of the date that the Company's proxy statement was released to the Company's stockholders in connection with the previous year's Annual Meeting of Stockholders. If, however, no Annual Meeting of Stockholders was held during the previous year, the date of the previous year's Annual Meeting of Stockholders was changed by more than 30 days from the date contemplated at the time of the release of the previous year's proxy statement or if no proxy statement was released in connection with the previous year's Annual Meeting of Stockholders, stockholder proposals must be received by the Company at least 90 days before the Company makes a solicitation of proxies in connection with the Annual Meeting of Stockholders. Stockholder proposals which are to be considered for inclusion in proxy statements to be distributed in connection with Special Meetings of Stockholders must be received by the Company at least 90 days before the Company solicits proxies in connection with the Special Meeting of Shareholders. Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Company no later than June 19, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young, independent accountants, were selected by the Board of Directors to serve as independent auditors of the Company for this fiscal year ended June 30, 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                   EXPENSES

  The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, telegraph, and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                         ANNUAL REPORT TO STOCKHOLDERS

  The Company's Annual Report for the fiscal year ended June 30, 1996 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                              REPORT ON FORM 10-K

  THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO IWERKS ENTERTAINMENT, INC., 4540 WEST VALERIO STREET, BURBANK, CALIFORNIA 91505-1046, ATTN: CHIEF FINANCIAL OFFICER.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          /s/ William J. Battison

                                          William J. Battison
                                          Secretary

DATED: October 15, 1996

                                                                      ANNEX "A"

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

GENERAL

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Committee are subject to the approval of the Company's Board of Directors. The Compensation committee of the Board of Directors is currently comprised of Messrs. Dag Tellefsen and Van Gorder. At all times during fiscal 1996, the Compensation Committee consisted solely of Mr. Tellefsen.

COMPENSATION PHILOSOPHY

  The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other entertainment technology companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

BASE SALARY

  Base salaries for executive officers are determined on an annual basis by evaluating each executive officer's position, duties, responsibilities, tenure, performance and potential contributions to the Company. This determination also takes into account the compensation practices of similarly situated companies for comparable positions. The financial performance of the Company is also considered. Finally, factors consistent with the Company's overall compensation policy are taken into account. During fiscal 1996, Mr. Wright was Chief Executive Officer of the Company. Mr. Wright's annual base salary rate of $200,000 was determined based upon Mr. Wright's services to the Company, the financial performance of the Company in the fiscal year ended June 30, 1995, and the salaries received by similarly situated executives at other companies. The Company also provides to its employees (including the chief executive officer and other officers of the Company) medical, dental, and long-term disability insurance and other customary employee benefits.

ANNUAL CASH BONUSES

  Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Committee. The Committee considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in stockholder value, the achievement of corporate goals and individual performance. In light of the improved financial performance of the Company in fiscal 1996, bonus awards were granted to the Company's executive officers, including a $200,000 grant to the Company's Chief Executive Officer.

LONG-TERM INCENTIVES

  The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options. The Committee is responsible for selecting the individuals to whom grants should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in fiscal 1996 were granted at the fair market value of the Company's Common Stock on the date of grant. During fiscal 1996, Mr. Wright was granted options to purchase 300,000 shares of the Company's Common Stock. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

SUMMARY

  The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

COMPENSATION COMMITTEE:          Dag Tellefsen

-------------------------------------------------------------------------------

                          IWERKS ENTERTAINMENT, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a Stockholder of IWERKS ENTERTAINMENT, INC., a Delaware corporation (the "Company"), hereby appoints the Board of Directors of the Company the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on November 15, 1996, and any adjournments thereof, and in connection herewith, to vote and represent all of the stock of the Company which the undersigned would be entitled to vote, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A WITH VOTE ON PROPOSAL 1.

     1.   ELECTION OF CLASS I DIRECTORS, as provided in the Company's Proxy
Statement:

          [_] WITH  [_] WITHOUT Authority to vote for the nominees listed below:

     (Instructions: To withhold authority for a nominee, line through or otherwise strike out name below)

                      Donald W. Iwerks     Gary J. Matus

     The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions as set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS I DIRECTORS NAMED AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated October 15, 1996 relating to the Meeting.

                                                   Date: ________________, 1996

                                                   ----------------------------

                                                   ----------------------------
                                                    Signature(s) of Stockholder
                                                     (See Instructions Below)

                                                   The signature(s) hereon
                                                   should correspond exactly
                                                   with the name(s) of the
                                                   Stockholder(s) appearing on
                                                   the Stock Certificate. If
                                                   stock is jointly held, all
                                                   joint owners should sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If
                                                   signer is a corporation,
                                                   please sign the full
                                                   corporation name, and give
                                                   title of signing officer.


                          THIS PROXY IS SOLICITED BY
             THE BOARD OF DIRECTORS OF IWERKS ENTERTAINMENT, INC.
-------------------------------------------------------------------------------